Exhibit 4.11



                            Dated [o] January 2005
                            ----------------------




                           GRANITE MASTER ISSUER PLC





                                 GPCH LIMITED
                    as Post-Enforcement Call Option Holder


                                    - and -



                             THE BANK OF NEW YORK
                                as Note Trustee










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                 ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT

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                          SIDLEY AUSTIN BROWN & WOOD
                               WOOLGATE EXCHANGE
                             25 BASINGHALL STREET
                                LONDON EC2V 5HA
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937




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                                   CONTENTS


1.   Interpretation..........................................................1

2.   Option..................................................................1

3.   Representations and Warranties..........................................2

4.   Consideration...........................................................2

5.   Acknowledgement by Note Trustee.........................................2

6.   Notices.................................................................3

7.   Contracts (Rights of Third Parties) Act 1999............................3

8.   Governing Law and Jurisdiction; Appropriate Forum.......................3


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THIS AGREEMENT IS MADE BY WAY OF DEED dated [o] January 2005

BETWEEN

(1) GRANITE MASTER ISSUER PLC (registered number 5250668), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the "Master Issuer");

(2) GPCH LIMITED (registered number 4128437), a private limited company incorporated under the laws of England whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the "Post-Enforcement Call Option Holder"); and

(3) THE BANK OF NEW YORK acting through its office at 48th Floor, One Canada Square, London E14 5AL (in its capacity as the "Note Trustee", which expressions shall include such persons and all other persons for the time being acting as note trustee or note trustees under the Issuer Trust Deed).

IT IS HEREBY AGREED AS FOLLOWS:

1.       Interpretation

         The provisions of:

         (a) the Programme Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on [o] January 2005, and

         (b) the Issuer Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on [o] January 2005,

         (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement.

         The Issuer Master Definitions Schedule shall prevail to the extent that it conflicts with the Programme Master Definitions Schedule.

2.       Option

2.1 In the event that (a) the Issuer Security is enforced and the Issuer Security Trustee determines that (i) the proceeds of such enforcement, after payment of all other claims ranking in priority to the Issuer Notes under the Issuer Deed of Charge and to the Noteholders (to the extent entitled thereto), are insufficient to pay in full all principal and interest and other amounts whatsoever due in respect of the Issuer Notes and all other claims ranking pari passu therewith, (ii) all such proceeds of enforcement have been distributed in accordance with the terms of the Issuer Deed of Charge and (iii) there are no further assets available to pay principal and interest and other amounts whatsoever due in respect of the Issuer Notes, or (b) within 20 days following the Final Maturity Date of the latest maturing Issuer Notes, the Issuer Security Trustee certifies that there is no further amount outstanding under the Global Intercompany




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         Loan Agreement, then all interests in the Global Note Certificates will be automatically exchanged (such date of exchange being the "Option Exercise Date") for equivalent interests in an equivalent amount of Issuer Notes in an equivalent Principal Amount Outstanding represented by Individual Note Certificates and such Global Note Certificates will be cancelled.

2.2 In connection with the issuance of the Issuer Notes, the Note Trustee hereby grants, and the Master Issuer hereby acknowledges, an option (the "Option"), under which the Note Trustee has no personal liability, exercisable by the Post-Enforcement Call Option Holder (or by any designated subsidiary of the Post-Enforcement Call Option Holder, to be designated by notice from the Post-Enforcement Call Option Holder to the Note Trustee at the discretion of the Post-Enforcement Call Option Holder (the "Designated Subsidiary")) permitting the Post-Enforcement Call Option Holder (or any Designated Subsidiary) to acquire at any time on or after the Option Exercise Date all (but not some only) of the Relevant Notes (as defined below) outstanding as at the Option Exercise Date, together with accrued interest thereon ("Relevant Notes" being for the purposes of this Deed, all the Issuer Notes represented by Individual Note Certificates as at the Option Exercise Date).

2.3 The Option shall be exercised by the Post-Enforcement Call Option Holder (or any Designated Subsidiary) by notice from the Post-Enforcement Call Option Holder (or the Designated Subsidiary) to the Note Trustee and the Noteholders in accordance with Condition 14 of the Issuer Notes.

3.       Representations and Warranties

         The Post-Enforcement Call Option Holder represents and warrants for the benefit of the Master Issuer and the Note Trustee that:

         (a) it is resident for tax purposes solely in, and has its usual place of abode, in the United Kingdom;

         (b) it does not hold, and has not at any time held, any shares in or other interests in any company;

         (c) it has not engaged in, nor will it engage in, any activities other than those contemplated by the Transaction Documents; and

         (d) it will discharge all of its liabilities and meet all of its obligations (including any liability in respect of United Kingdom corporation tax) as and when they fall due.

4.       Consideration

         The Post-Enforcement Call Option Holder (or the Designated Subsidiary) shall pay to the Noteholders in respect of the exercise of the Option, the sum of one pence sterling in respect of each Issuer Note then outstanding.

5.       Acknowledgement by Note Trustee

         The Note Trustee acknowledges that the Issuer Notes are to be issued subject to the Option and the Note Trustee hereby grants the Option but does so entirely without



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         warranty, responsibility or liability as to its effectiveness or otherwise on the part of the Note Trustee to the Noteholders or any other person. In accordance with the Conditions, each of the Noteholders, by subscribing for or purchasing the Issuer Notes, shall, upon subscription or purchase, be deemed to have agreed to be bound by and, to the extent necessary, to have ratified the granting of the Option.

6.       Notices

         Any notices to be given pursuant to this Deed to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of the Master Issuer to: Granite Master Issuer plc: c/o Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile:
               020 7606 0643) for the attention of the Company Secretary;

               with a copy to:
               Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, (facsimile: 0191 213 2203) for the attention of the Group Secretary;

         (b) in the case of the Post-Enforcement Call Option Holder to: GPCH Limited c/o Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile: 020 7606 0643) for the attention of the Company Secretary; and

         (c) in the case of the Note Trustee to: The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile: 020 7964
               6399) for the attention of Global Structured Finance Corporate Trust,

         or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 6.

7.       Contracts (Rights of Third Parties) Act 1999

         A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

8.       Governing Law and Jurisdiction; Appropriate Forum

8.1 This Deed shall be governed by, and construed in accordance with, English law.

8.2 Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the jurisdiction of such courts.

8.3 Each of the parties hereto irrevocably waives any objection which it might now or



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          hereafter have to the courts of England being nominated as the forum to hear and determine any proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.



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                                EXECUTION PAGE


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The Master Issuer

Executed by
Granite MASTER ISSUER plc
as its deed as follows:
Signed for and on its behalf by one of its directors
and by another of its directors/its secretary                   By
                                                                  ----------------------------------------------
                                                                  for and on behalf of LDC Securitisation
                                                                  Director No.1 Limited

                                                              Name
                                                                  ----------------------------------------------

                                                                By
                                                                  ----------------------------------------------
                                                                  for and on behalf of LDC Securitisation
                                                                  Director No.2 Limited

                                                              Name
                                                                  ----------------------------------------------


The Post-Enforcement Call Option Holder

Executed by
GPCH Limited
as its deed as follows:
Signed for and on its behalf by one of its directors
and by another of its directors/its secretary                   By
                                                                  ----------------------------------------------
                                                                  for and on behalf of LDC Securitisation
                                                                  Director No.1 Limited

                                                              Name
                                                                  ----------------------------------------------

                                                                By
                                                                  ----------------------------------------------
                                                                  for and on behalf of LDC Securitisation
                                                                  Director No.2 Limited

                                                              Name
                                                                  ----------------------------------------------


The Note Trustee

Executed by
The bank of new york
as follows:
Signed for and on its behalf by one of its duly
authorised attorneys/signatories                                By
                                                                  ----------------------------------------------
                                                                  Duly Authorised Attorney/Signatory

                                                              Name
                                                                  ----------------------------------------------
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